As filed with the Securities and Exchange                         SEC File No-1-
Commission on May 20, 1999
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

QUAD CITY HOLDINGS, INC.                     QUAD CITY HOLDINGS CAPITAL TRUST I
   (Exact name of registrant and co-registrant as specified in their charters)


             42-1397595                               51-6512630
              Delaware                                 Delaware
     (State of incorporation                    (State of incorporation
        or organization)                             or organization)
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           -------------------------------------------------------------

                         3551 SEVENTH STREET, SUITE 100
                             MOLINE, ILLINOIS 61265
                                 (309) 736-3893
          (Address, including zip code, of principal executive offices)

If this Form relates to the registration of a     If this Form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction                   pursuant to General Instruction
A.(c), please check the following box.  [X]       A.(d), please check the following box.  [  ]

Securities Act Registration Statement File Number to which this Form relates:
333-77889
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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
          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
----------------------------------------        ------------------------------
 CUMULATIVE CAPITAL SECURITIES                    AMERICAN STOCK EXCHANGE
(AND THE GUARANTEE WITH RESPECT THERETO)

Securities to be registered pursuant to Section 12 (g) of the Act:  NONE

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-2 FILED ON MAY 6, 1999.


ITEM 1.        DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

        For the full description of Quad City Holdings Capital Trust I's
Cumulative Capital Securities (the "Preferred Securities") and the Guarantee of
Quad City Holdings, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Capital
Securities," "Description of the Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-2 (Registration No. 333-77889) filed with the Securities and Exchange
Commission on May 6, 1999 under the Securities Act of 1933, as amended (the
"Registration Statement"). The information contained in the Registration
Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Capital Securities contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

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
ITEM 2.        EXHIBITS.
      2.1      Certificate of Trust of Quad City Holdings Capital Trust I;
               Incorporated by reference to Exhibit 4.1 to the Registration
               Statement.

      2.2(a)   Trust Agreement of Quad City Holdings Capital Trust I;
               Incorporated by reference to Exhibit 4.2 to the Registration
               Statement.

      2.2(b)   Form of Amended and Restated Trust Agreement of Quad City
               Holdings Trust I; Incorporated by reference to Exhibit 4.4 to the
               Registration Statement.

      2.3      Form of Capital Security Certificate for Quad City Holdings
               Capital Trust I; Incorporated by reference to Exhibit 4.5 to the
               Registration Statement.

      2.4      Form of Capital Securities Guarantee Agreement for Quad City
               Holding Trust I; Incorporated by reference to Exhibit 4.6 to the
               Registration Statement.

      2.5      Form of Indenture between Quad City Holdings, Inc. and First
               Union Trust Company, National Association, as Trustee;
               Incorporated by reference to Exhibit 4.3 to the Registration
               Statement.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly cause this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


May 17, 1999                        QUAD CITY HOLDINGS CAPITAL TRUST I


                                    By:  /S/ DOUGLAS M. HULTQUIST
                                        ----------------------------
                                         Douglas M. Hultquist,
                                         as Administrative Trustee

                                    QUAD CITY HOLDINGS, INC.


                                    By:  /S/ DOUGLAS M. HULTQUIST
                                        -------------------------------
                                         Douglas M. Hultquist
                                         Its:  Chief Executive Officer


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